WEINSTEIN & CO.
CERTIFIED PUBLIC ACCOUNTANTS

Date : March 23rd, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Command Control Center Corp.

We hereby consent to the inclusion in this Registration Statement (the "Registration Statement") on Form S-1 of Command Control Center Corp (the "Company") of our report, dated February 15, 2015, with respect to our audit of the financial statements of the Company as of December 31, 2014 and the results of its operations and cash flows for the period of inception (October 23, 2014) through December 31, 2015, included in the filing of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A (Isr)

Jerusalem, Israel

www.wcpa.co.il, w@wcpa.co.il
A Member of : TIAG
the International Accounting Group
US number: 1-866-761-3034

20301 Ventura Blvd
325 Woodland Hills
Los Angeles, CA 91364
United States

WEINSTEIN & CO.
E-MAIL: w@wcpa.com
WEB SITE: www.wcpa.co.il